UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 21, 2012

HIGHER ONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 Munson Street New Haven, CT		06511
(Address of principal executive offices)		(Zip Code)

(203) 776-7776
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01.	Other Events.
    The executive officers of Higher One Holdings, Inc. (the “Company”) have terminated their 10b5-1 stock trading plans and entered into new 10b5-1 stock trading plans under which sales of the Company’s shares are triggered at generally higher limit price floors than under each of their respective previous plans. Detailed summaries are provided below. Like the previous plans, the new plans are intended to help the executive officers diversify their respective net worths, which are relatively concentrated in the Company’s shares. The executive management team remains committed to the Company’s long-term success.

    On February 8, 2012, Dean Hatton, the Company’s current President and Chief Executive Officer, terminated his 10b5-1 stock trading plan entered into on September 7, 2011 and adopted a new 10b5-1 stock trading plan effective February 21, 2012. Upon termination of the plan entered into on September 7, 2011, Mr. Hatton exercised the remaining options that were subject to the plan and intends to hold the issued shares underlying those options. Mr. Hatton’s new plan provides for the sale of shares of the Company’s common stock, issuable upon exercise of options granted on December 12, 2007, September 25, 2008, March 3, 2004, January 17, 2006, January 23, 2007 and December 7, 2007.  These options will expire ninety days after the date of Mr. Hatton’s retirement from his position as President and CEO. Under the plan, beginning on March 22, 2012, a brokerage firm may periodically exercise Mr. Hatton’s stock options and sell the issued shares prior to the expiration of the plan on September 28, 2012.  The maximum number of options that can be exercised and sold over the duration of the plan is 756,562.

    On February 21, 2012, Mark Volchek, co-founder of the Company and current Chairman and Chief Financial Officer, terminated his 10b5-1 stock trading plan entered into on March 7, 2011 and adopted a new 10b5-1 stock trading plan. Like his previous plan, the new plan provides for the sale of shares owned by Mr. Volchek as part of his individual long-term strategy for asset diversification and liquidity. Under the plan, beginning on March 22, 2012, a brokerage firm will be authorized to sell a certain number of shares on a monthly basis provided the stock is above a certain level. The plan expires on June 12, 2013. The maximum number of shares that can be sold over the allotted time is 600,000 shares.

On February 21, 2012, Miles Lasater, co-founder of the Company and current Chief Operations Officer, terminated his 10b5-1 stock trading plan entered into on March 7, 2011 and adopted a new 10b5-1 stock trading plan. Like his previous plan, the new trading plan provides for the sale of shares owned by Mr. Lasater as part of his individual long-term strategy for asset diversification and liquidity. Under the plan, beginning on March 22, 2012, a brokerage firm will be authorized to sell a certain number of shares on a monthly basis provided the stock is above a certain level. The plan expires on April 30, 2013. The maximum number of shares that can be sold over the allotted time is 500,000 shares.

On February 21, 2012, Casey McGuane, the Company’s Chief Service Officer, terminated his 10b5-1 stock trading plan entered into on March 7, 2011 and adopted a new 10b5-1 stock trading plan. The new trading plan provides for the sale of shares of the Company’s common stock, issuable upon exercise of options granted on September 12, 2002 and February 10, 2005, and for the sale of shares owned by Mr. McGuane as part of Mr. McGuane’s individual long-term strategy for asset diversification and liquidity. Under the plan, beginning March 22, 2012, a brokerage firm may periodically exercise Mr. McGuane’s stock options and sell the issued shares. The plan expires on December 31, 2013. The maximum number of options that can be exercised and sold over the duration of the plan is 143,927 shares.

On February 21, 2012, Robert Reach, the Company’s Chief Sales Officer, terminated his 10b5-1 stock trading plan entered into on March 7, 2011 and adopted a new 10b5-1 stock trading plan. The trading plan provides for the sale of shares of the Company’s common stock, issuable upon exercise of options granted December 6, 2007 and September 24, 2008, as part of Mr. Reach’s individual long-term strategy for asset diversification and liquidity. Under the plan, beginning March 22, 2012, a brokerage firm may periodically exercise Mr. Reach’s stock options and sell the issued shares prior to the expiration of the plan on December 22, 2013. The maximum number of options that can be exercised and sold over the duration of the plan is 90,000.

The foregoing trading plans are intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows individuals who are not in possession of material, non-public information at the time the stock trading plan is adopted to establish prearranged written plans to buy or sell a specified number of shares of a company stock. Trading under the foregoing plans is generally based on reaching certain pre-determined minimum price conditions, which have generally been set at higher limit price floors than under the individuals’ respective previous plans. The foregoing trading plans provide for sales spread out over a set period of time with the goal of minimizing any market impact from such stock sales.

Transactions under the foregoing trading plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2012

HIGHER ONE HOLDINGS, INC.

By:  /s/ Mark Volchek
       __________________________
       Mark Volchek
       Chief Financial Officer